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                                                                    EXHIBIT 4.1


                              LA QUINTA INNS, INC.

                             OFFICERS' CERTIFICATE

                 Pursuant to Sections 2.2 and 10.4 of the Indenture dated as of September 15, 1995 (the "Indenture"), between La Quinta Inns, Inc. (the "Issuer") and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), the undersigned officers of the Issuer do hereby certify as follows in connection with the issuance from time to time under the Indenture of the Issuer's Medium-Term Notes due more than nine months from date of issue (the "Notes"), with an aggregate initial public offering price not to exceed $300,000,000:

                 1. In our opinion, when all of the terms of the Notes have been established in conformity with the Indenture, all conditions precedent under the Indenture to the issuance and authentication of the Notes and the delivery of the Notes by the Issuer shall have been complied with.

                 2. The undersigned have read the conditions referred to in paragraph 1 above and the definitions in the Indenture relating thereto.

                 3. The statements of the undersigned contained herein are based upon our participation in the preparation of the forms of the Notes and a review of the Indenture.

                 4. Each of the undersigned has made such examination or investigation as is necessary in our opinion to enable the undersigned to express an informed opinion as to whether the conditions referred to in paragraph 1 above have been complied with.

                 5. The forms of the Notes are attached hereto as Exhibits A-1 and A-2.

                 6. The form and the terms of the Notes have been established in compliance with the Indenture.
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Dated:  October 7, 1997

                                           Very truly yours,

                                           LA QUINTA INNS, INC.

                                           By: /s/ Irene C. Primera
                                              ----------------------------------
                                               Name:        Irene C. Primera
                                               Title:       Vice President and
                                                            Controller



                                           By: /s/ Michael Moline
                                              ----------------------------------
                                               Name:        Michael Moline
                                               Title:       Assistant Secretary





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